Exhibit 4.5

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT1

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of [●], 2023, by and among MNG Havayolları ve Taşımacılık A.Ş., a joint stock corporation organized under the laws of Turkey (the “Company”), Golden Falcon Acquisition Corp., a Delaware corporation (“SPAC”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (“Warrant Agent”).

WHEREAS, SPAC and the Warrant Agent are parties to that certain Warrant Agreement, dated as of December 17, 2020, and filed with the United States Securities and Exchange Commission on December 22, 2020 (the “Existing Warrant Agreement”; capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Existing Warrant Agreement);

WHEREAS, simultaneously with the consummation of its initial public offering (the “Public Offering”), SPAC issued (a) 8,900,000 warrants to Golden Falcon Sponsor Group, LLC, a Delaware limited liability company (the “Sponsor” and such warrants, the “Private Placement Warrants”), to purchase shares of SPAC’s Class A common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $1.00 per Private Placement Warrant, with each Private Placement Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share, and (b) 17,250,000 warrants to public investors in the Public Offering (collectively, the “Public Warrants” and together with the Private Placement Warrants, the “Warrants”) to purchase shares of Common Stock, with each whole Public Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, on December 6, 2022, SPAC, the Company, Merlin HoldCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“HoldCo”), Merlin IntermediateCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldCo (“IntermediateCo”), Merlin FinCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldCo (“FinCo”), and Merlin Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of IntermediateCo (“Merger Sub”), entered into that certain business combination agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, among other things, Merger Sub will merge with and into SPAC, with SPAC surviving such merger as an indirect, wholly-owned subsidiary of the Company (the “Merger”, and collectively with the other transactions contemplated by the Transaction Agreements (as defined in the Business Combination Agreement), the “Transactions”), and, as a result of the Transactions, all shares of Common Stock outstanding immediately prior to the Effective Time (as defined in the Business Combination Agreement) shall automatically be converted into the right of the holder thereof to receive one Company ADS (as defined in the Business Combination Agreement) and the Company’s ordinary share after giving effect to the Stock Split (as defined in the Business Combination Agreement) represented thereby (the “Company Ordinary Shares”);

WHEREAS, upon consummation of the Transactions, as provided in Section 4.5 of the Existing Warrant Agreement, each of the issued and outstanding Warrants will no longer be exercisable for shares of Common Stock, but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for Company Ordinary Shares;

[1]	Draft is subject to review by Continental Stock Transfer & Trust Co.

WHEREAS, the board of directors of SPAC has determined that the consummation of the Transactions will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

WHEREAS, in connection with the Transactions, SPAC desires to assign all of its right, title and interest in the Existing Warrant Agreement to the Company, and the Company wishes to accept such assignment and assume the obligations of SPAC under the Existing Warrant Agreement; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that SPAC and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any registered holders (a) for the purpose of curing any ambiguity or to correct any mistake, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as SPAC and the Warrant Agent may deem necessary or desirable and that SPAC and the Warrant Agent deem shall not adversely affect the interest of the registered holders and (b) to provide for the delivery of an Alternative Issuance pursuant to Section 4.5 of the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.        Assignment and Assumption; Consent.

1.1      Assignment and Assumption. SPAC hereby assigns and transfers to the Company all of SPAC’s right, title and interest in and to the Existing Warrant Agreement and the Warrants (each as amended hereby) as of the Effective Time (as defined in the Business Combination Agreement). The Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same shall become due and payable, all of SPAC’s liabilities and obligations under the Existing Warrant Agreement and the Warrants (each as amended hereby) arising from and after the Effective Time.

1.2      Consent. The Warrant Agent hereby consents to (a) the assignment of the Existing Warrant Agreement and the Warrants by SPAC to the Company pursuant to Section 1.1 hereof, effective as of the Effective Time, (b) the assumption of the Existing Warrant Agreement and Warrants by the Company from SPAC pursuant to Section 1.1 hereof, effective as of the Effective Time, and (c) to the continuation of the Existing Warrant Agreement and Warrants in full force and effect from and after the Effective Time, subject at all times to the Existing Warrant Agreement and Warrants (each as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement.

2.        Alternative Issuance. Pursuant to Section 4.5 of the Existing Warrant Agreement, as of the Effective Time, each Warrant shall be exercisable for one Company ADS (and the Company Ordinary Share represented thereby).

3.        Amendment of Existing Warrant Agreement and Warrants. SPAC and the Warrant Agent hereby amend the Existing Warrant Agreement, and the Warrants issued thereunder, as provided in this Section 3, effective as of the Effective Time, and acknowledge and agree that the amendments to the Existing Warrant Agreement and Warrants set forth in this Section 3 are necessary or desirable and that such amendments (a) do not adversely affect the interests of the registered holders and (b) provide for the delivery of an Alternative Issuance pursuant to Section 4.5 of the Existing Warrant Agreement.

3.1      Preamble.

3.1.1    The preamble of the Existing Warrant Agreement is hereby amended by deleting “Golden Falcon Acquisition Corp., a Delaware corporation” and replacing it with “MNG Havayolları ve Taşımacılık A.Ş., a joint stock corporation organized under the laws of Turkey.” As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be references to MNG Havayolları ve Taşımacılık A.Ş. rather than Golden Falcon Acquisition Corp.

3.2      Recitals. The recitals of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

WHEREAS, Golden Falcon Acquisition Corp. (“GF”) consummated its initial public offering (the “Public Offering”) of 34,500,000 GF’s units (“Unit”), each Unit comprised of one share of Class A common stock of GF, par value $0.0001 per share (“GF Common Stock”), and one-half of one redeemable warrant, where each whole warrant entitles the holder to purchase one share of GF Common Stock at a price of $11.50 per share and, in connection therewith, has issued and delivered 17,250,000 warrants (the “GF Public Warrants”) to the public investors in connection with the Public Offering;

WHEREAS, GF has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1, File Nos. 333-251058 and 333-251448 (“Registration Statement”), and a prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (“Securities Act”), of, among other securities, the Public Warrants;

WHEREAS, simultaneously with the consummation of the Public Offering, GF issued and delivered 8,900,000 redeemable warrants (the “Private Warrants” and, together with GF Public Warrants, the “GF Warrants”) to Golden Falcon Sponsor Group, LLC, a Delaware limited liability company (the “Sponsor”);

WHEREAS, on December 6, 2022, a business combination agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) was entered into by and among GF, the Company, Merlin HoldCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“HoldCo”), Merlin IntermediateCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldCo (“IntermediateCo”), Merlin FinCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldCo (“FinCo”), and Merlin Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of IntermediateCo (“Merger Sub”), pursuant to which, among others, Merger Sub will merge with and into GF, with GF surviving such merger as an indirect wholly owned subsidiary of the Company (the “Merger” and collectively with the other transactions contemplated by the Transaction Agreements (as defined in the Business Combination Agreement), the “Transactions”), and, as a result of the Transactions, all shares of GF Common Stock outstanding immediately prior to the Effective Time (as defined in the Business Combination Agreement) shall automatically be converted into the right of the holder thereof to receive one Company ADS (as defined in the Business Combination Agreement) and the Company’s ordinary share after giving effect to the Stock Split (as defined in the Business Combination Agreement) represented thereby (“Company Ordinary Shares”);

WHEREAS, on [●], 2023, pursuant to the terms of the Business Combination Agreement, the Company, GF and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which GF assigned its rights and obligations under this Agreement to the Company and the Company assumed GF’s rights and obligations under this Agreement;

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and Section 4.5 of this Agreement, as of and following the Effective Time (as defined in the Business Combination Agreement), each of the issued and outstanding GF Warrants were no longer exercisable for shares of GF Common Stock, but instead became exercisable (subject to the terms and conditions of this Agreement) for Company ADSs (and the Company Ordinary Shares represented thereby) (each a “Warrant” and collectively, the “Warrants”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

3.3      Reference to Company Ordinary Shares.

3.3.1    All references to “Common Stock” in the Existing Warrant Agreement (including all Exhibits thereto) shall mean “Company Ordinary Shares.”

3.3.2    All references to “stockholders” shall mean “shareholders.”

3.4      Reference to Working Capital Warrants. All references to “Working Capital Warrants” in the Existing Warrant Agreement (including all Exhibits thereto) shall be deleted.

3.5      Reference to Post IPO Warrants. All references to “Post IPO Warrants” in the Existing Warrant Agreement (including all Exhibits thereto) shall be deleted.

3.6      Detachability of Warrants. Section 2.5 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

3.7      Post IPO Warrants. Section 2.7 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

3.8      Fractional Warrants. Section 2.8 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

3.9      Warrant Price. The third sentence of Section 3.1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) days not including a Saturday, a Sunday or federal holiday, on which banks in New York City are generally closed for business (a “Business Day”); provided, that the Company shall provide at least three (3) days prior written notice of such reduction to registered holders of the Warrants and, provided further that any such reduction shall be applied consistently to all of the Warrants.”

3.10     Duration of Warrants. The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period commencing on the date that is thirty (30) days after the consummation of the transactions contemplated by the Business Combination Agreement (a “Business Combination”), and terminating on the earlier to occur of: (i) at 5:00 p.m., New York City time on the date that is five (5) years after the date on which the Company consummates the Business Combination, (ii) other than with respect to the Private Warrants to the extent then held by the Sponsor or its Permitted Transferees (as defined below) with respect to a redemption pursuant to Sections 6.1.1 (an “Inapplicable Redemption”) at 5:00 p.m., New York City time on the Redemption Date, as provided in Section 6.2 of this Agreement, or (iii) the liquidation of the Company (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement or a valid exemption therefrom being available.”

3.11     Extraordinary Dividends. Section 4.3 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the shares of Company Ordinary Shares on account of such shares of Company Ordinary Shares (or other shares into which the Warrants are convertible) (an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid to the holder of each share of Company Ordinary Shares in respect of such Extraordinary Dividend; provided, however, that none of the following shall be deemed an Extraordinary Dividend for purposes of this provision: (a) any adjustment described in subsection 4.1. above or (b) any cash dividends or cash distributions to the extent, when combined on a per share basis with all other cash dividends and cash distributions paid to the holders of the Company Ordinary Shares, on a per share basis, during the 365-day period ending on the date of declaration of such dividend or distribution, such dividends or distributions do not exceed $0.50 (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Company Ordinary Shares issuable on exercise of each Warrant). Solely for purposes of illustration, if the Company, at a time while the Warrants are outstanding and unexpired, pays a cash dividend of $0.35 and previously paid an aggregate of $0.40 of cash dividends and cash distributions on the Company Ordinary Shares during the 365-day period ending on the date of declaration of such $0.35 dividend, then the Warrant Price will be decreased, effectively immediately after the effective date of such $0.35 dividend, by $0.25 (the absolute value of the difference between $0.75 (the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period, including such $0.35 dividend) and $0.50 (the greater of (x) $0.50 and (y) the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period prior to such $0.35 dividend)).”

3.12     Adjustments in Exercise Price. Section 4.4.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”.

3.13     Private Warrants. Section 5.6 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“The Warrant Agent shall not register any transfer of Private Warrants until 30 days after the consummation of the Business Combination Agreement, except (a) to GF’s initial stockholders (as defined in the Prospectus), officers, directors or advisors, any affiliates or family members of any of GF’s initial stockholders, officers, directors or advisors or any affiliate of GF’s initial stockholders, officers, directors or advisors, (b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with the consummation of the Business Combination Agreement at prices no greater than the price at which the Warrants were originally purchased; or (f) in the case of an entity, transfers by virtue of the laws of its jurisdiction or operating agreement upon dissolution; provided, however, that in the case of clauses (a) through (f) these permitted transferees (the “Permitted Transferees”) must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement, dated as of December 17, 2020, by and among GF, the Sponsor and GF’s directors and officers and by the same agreements entered into by the Sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described in the Prospectus).”

3.14     Transfers prior to Detachment. Section 5.7 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”.

3.15     Notices.

3.15.1    Section 9.2 of the Existing Warrant Agreement is hereby amended in part to change the delivery of notices to the Company to the following:

“MNG Havayolları ve Taşımacılık A.Ş.

Headquarter WOW Convention Center İDTM

Yeşilköy/Bakırköy, Istanbul/Turkey 34149

Attention: Ali Sedat Özkazanç, Emre Mazanoğlu

Email: sedat.ozkazanc@mngairlines.com; emre.mazanoglu@mapa.group”

3.15.2    Section 9.2 of the Existing Warrant Agreement is hereby amended in part to change the delivery of a copy of notices to “Greenberg Traurig, LLP” to the following:

[“White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Matthew Kautz; Elliott Smith

Email: mkautz@whitecase.com; elliott.smith@whitecase.com”]

3.16     Counterparts. Section 9.6 is hereby amended to add the following as the final sentence thereof.

“A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.”

3.17     Warrant Certificate. Exhibit A to the Existing Warrant Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with a new Exhibit A attached hereto.

4.        Miscellaneous Provisions.

4.1      Effectiveness of Warrant. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Effective Time (as defined in the Business Combination Agreement) and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

4.2      Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

4.3      Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

4.4      Applicable Law. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

4.5      Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holders of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

4.6      Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

4.7      Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

4.8      Reference to and Effect on Agreements; Entire Agreement.

4.8.1    Any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

4.8.2    This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

GOLDEN FALCON ACQUISITION CORP.

By:
Name:
Title:

MNG HAVAYOLLARI VE TAŞIMACILIK A.Ş.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

EXHIBIT A

[FACE]

Number

WARRANTS

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

MNG HAVAYOLLARI VE TAŞIMACILIK A.Ş.

Incorporated Under the Laws of Turkey

CUSIP: [●]

Warrant Certificate

This Warrant Certificate certifies that _____________, or its registered assigns, is the registered holder of _____________ warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) exercisable for Company American Depositary Shares (“Company ADSs”) (and the ordinary shares, $[●] par value per share (“Company Ordinary Shares”) represented thereby), of MNG HAVAYOLLARI VE TAŞIMACILIK A.Ş., a joint stock corporation organized under the laws of Turkey (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable Company ADSs (and the shares of Company Ordinary Shares represented thereby) as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one (1) Company ADS (and the Company Ordinary Share represented thereby). If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Company Ordinary Shares, the Company will (after taking into account all Warrants exercised concurrently by such holder), upon exercise, round down to the nearest whole number the number of shares of Company Ordinary Shares to be issued to the Warrant holder. The number of shares of Company Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price for any Warrant is equal to $11.50. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

MNG HAVAYOLLARI VE TAŞIMACILIK A.Ş.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS WARRANT AGENT

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Company ADSs and the shares of Company Ordinary Shares represented thereby, and are issued or to be issued pursuant to that certain Warrant Agreement (the “Existing Warrant Agreement”), dated as of December 17, 2020, as amended by that certain assignment, assumption and amendment agreement (the “Amendment” and, the Existing Warrant Agreement as amended by the Amendment, the “Warrant Agreement”) dated as of [●], 2023, duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Company Ordinary Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Company Ordinary Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Company Ordinary Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Company Ordinary Shares, the Company shall (after taking into account all Warrants exercised concurrently by such holder), upon exercise, round down to the nearest whole number of shares of Company Ordinary Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ Company ADSs, representing __________ shares of Company Ordinary Shares and herewith tenders payment for such shares of Company Ordinary Shares to the order of MNG HAVAYOLLARI VE TAŞIMACILIK A.Ş. (the “Company”) in the amount of $__________________ in accordance with the terms hereof. The undersigned requests that the Company ADSs (and the Company Ordinary Shares represented thereby) be registered in the name of _________________, whose address is _________________ and that such Company ADSs be delivered to whose address is _________________. If said number of Company ADSs (and the shares of Company Ordinary Shares represented thereby) is less than all of the shares of Company Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of Company ADSs (and the Company Ordinary Shares represented thereby) be registered in the name of _________________, whose address is _________________ and that such Warrant Certificate be delivered to _________________, whose address is _________________.

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.1 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement, the number of Company ADSs (and the Company Ordinary Shares represented thereby) that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless basis” pursuant to Section 7.4 of the Warrant Agreement, the number of Company ADSs (and the Company Ordinary Shares represented thereby) that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Company ADSs (and the Company Ordinary Shares represented thereby) that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Company ADSs (and the Company Ordinary Shares represented thereby). If said number of Company ADSs (and the Company Ordinary Shares represented thereby) is less than all of the shares of Company Ordinary Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Company ADSs (and the Company Ordinary Shares represented thereby) be registered in the name of _________________, whose address is _________________ and that such Warrant Certificate be delivered to _________________, whose address is _________________.

[Signature Page Follows]

Date: __________, 20
(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).